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                                                                    EXHIBIT 3.29

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PCT MEXICO CORPORATION


                THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

               The name of the Corporation is PCT Mexico Corporation.

                                   ARTICLE II

               The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.






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                                   ARTICLE IV

               The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, with a par value of $1.00 per share.

                                    ARTICLE V

               Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE VI

               In furtherance and not in limitation of the power conferred upon the Board of Directors by Law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Directors.

                                   ARTICLE VII

               The incorporator of the Corporation is Carol A. Soltes, whose mailing address is 635 Sixth Avenue Pittsburgh, Pennsylvania 15219.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of September, 1987


                                  CAROL A. SOLTES
                                  -----------------------------
                                  Carol A. Soltes, Incorporator

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